UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 28, 2009

Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

BB&T Corporation held its Annual Meeting of Shareholders on April 28, 2009. The shareholders voted on five proposals. The results of the five proposals are detailed below.

Proposal 1 – Election of Directors

Each of the following individuals was elected to serve a one-year term expiring at the Annual Meeting of Shareholders in 2010.

John A. Allison IV	Jennifer S. Banner	Anna R. Cablik
Nelle R. Chilton	Ronald E. Deal	Tom D. Efird
Barry J. Fitzpatrick	L. Vincent Hackley, PhD.	Jane P. Helm
John P. Howe III, M.D.	Kelly S. King	James H. Maynard
Albert O. McCauley	J. Holmes Morrison	Nido R. Qubein
Thomas N. Thompson	Stephen T. Williams

Proposal 2 – Approval of Amendments to the Corporation’s Amended and Restated 2004 Stock Incentive Plan and Re-Approval of the Plan for Certain Federal Tax Purposes

Shareholders approved an amendment to the Corporation’s Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of BB&T Common Stock issuable under the plan and certain other amendments, as described in the Corporation’s proxy statement.

Proposal 3 – Approval of an Advisory Proposal Regarding BB&T’s Overall Pay-For-Performance Executive Compensation Program

Shareholders approved BB&T’s overall pay-for-performance executive compensation program, as described in the Corporation’s proxy statement.

Proposal 4 – Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP to be BB&T’s independent registered public accounting firm for the year 2009.

Proposal 5 – Shareholder Proposal Relating to Majority Voting

Shareholders supported management’s recommendation, rejecting the shareholder proposal relating to majority voting in director elections.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /S/ EDWARD D. VEST

Edward D. Vest
Executive Vice President and Controller
(Principal Accounting Officer)

Date:  April 28, 2009